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                                                                     EXHIBIT 4.3
                               CONVERTIBLE NOTE

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        FOR VALUE RECEIVED, on or before                the undersigned, Grip
                                        ----------------
Technologies, Inc., a California corporation ("Borrower"), promises to pay to
the order of                             , or its successors or assigns
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("Holder"), at                the principal sum of                   , together
              ----------------                     ------------------
with simple interest at the rate of eight percent (8%) per annum. Borrower may prepay any or all amounts due under this Note at any time without penalty: provided, however, Borrower, as a condition to repayment of some or all of the balance hereof shall deliver written notice of its intention to prepay at least 30 calendar days prior to the date of such prepayment ("Prepayment Date") and cooperate with Holder in Holder's exercise of Holder's convertibility rights, as set forth below, if Holder elects to exercise such rights. Said payments shall first be applied to accrued interest and then to principal. All payments shall be made in lawful money of the United States.

        This Note is executed pursuant to a Subscription Agreement dated
                          ,1997, executed by Borrower and Holder.
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        The principal and accrued interest on this Note are convertible, at the option and in the discretion of the Holder, wholly or in part for shares of
Borrower's common stock at a conversion price of $     per share until
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("Expiration Date"). To exercise Holder's conversion rights, Holder shall deliver written notice to Borrower no later than 10:00 a.m. Pacific time on the Expiration or the Prepayment Date, whichever is earlier, indicating the amount of principal and accrued interest to be converted to shares of common stock. Such shares shall be "restricted securities", as defined in Rule 144 under the Securities Act of 1933, and shall bear a legend indicating their restricted nature. However, Holder shall have "piggyback" registration rights with respect to said shares in any registration statement filed by Holder on or prior to
                       , 1999, unless such registration statement is not
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suitable for the sale of such shares, for example, and not by limitation, the registration of transactions in connection with Borrower's benefit plans. Borrower shall give Holder written notice of the opportunity to exercise such registration rights at least ten (10) days prior to the effective date of such registration statement.

        Notwithstanding any other provisions of this note, if at the time of conversion, Borrower is obligated to withhold any amount of the interest to be converted for either federal or state income tax purposes, then, at Borrower's option, Borrower may either (i) require Holder to pay the entire amount of such withholding as a condition to the exercise by Holder of its conversion right, or
(ii) require that Holder not convert that portion of the interest which is required to be withheld.

        The undersigned and each endorser, surety, and guarantor, if any, to the extend permitted by law, hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, assignment, acceptance, performance, default, or any manner be affected by any indulgence, extension of time, renewal, waiver, or modification granted endorsers may become parties hereto without affecting the liability of any of them hereunder.

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        The Holder hereof shall not, by any act of omission or commission, be deemed to waive any of the Holder's rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the Holder hereof, and then only to the extent specifically set forth therein. A waiver of one event of default shall not be construed as continuing or as a bar to or waiver of such right, remedy, or power on a subsequent event of default.

        If the Borrower fails to pay the full amount of unpaid principal and interest when due and payable, Borrower shall pay default interest at the rate of ten percent (10%) plus all expenses of collection with or without suit, including reasonable attorney's fees as may be permitted by law. The Holder may pursue any remedies singly, successively, or together against the undersigned, such remedies being cumulative and concurrent.

        The validity and interpretation of this Note shall be governed by the laws of the State of California.

        Executed this    day of                   , 1997.
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                                                GRIP TECHNOLOGIES, INC.


                                                By:
                                                   ---------------------------
                                                   Sam G. Lindsay, President